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                                                                   EXHIBIT 5.1

                                Law Offices of
                              M. Stephen Roberts
                        770 S. Post Oak Lane, Suite 515
                             Houston, Texas 77056
                                (713) 961-2696
                             Fax:  (713) 961-1148


November  26,  1996

Michael  T.  Fearnow,  President
Flex  Acquisitions  Corporation
770  S.  Post  Oak  Lane,  Suite  515
Houston,  TX  77056

Dear  Mr.  Fearnow:

     In  connection  with

          (1) the preparation and filing of a Form S-4 Registration Statement under the Securities Act of 1933, to be filed by Flex Acquisitions Corporation for the purpose of registering 80,000 shares of Common Stock; 80,000 Class A Options; 80,000 shares of Common Stock that underlie the Class A Options; 16,333 Unit Purchase Options ("Bridge Loan Securities"); 16,333 Units that underlie the Unit Purchase Options; 16,333 shares of Common Stock issuable upon exercise of the Unit Purchase Options; 32,666 Class B Warrants issuable upon exercise of the Unit Purchase Options; 32,666 shares of Common Stock that underlie the Class B Warrants issuable upon exercise of the Unit Purchase Options; 32,666 Class C Warrants issuable upon exercise of the Unit
Purchase  Options;  32,666  shares  of  Common Stock that underlie the Class C
Warrants issuable upon exercise of the Unit Purchase Options; 14,000 Units consisting of 14,000 shares of Common Stock, 28,000 Class B Warrants and 28,000 Class C Warrants (collectively the "PPM Securities"); 28,000 shares of Common Stock that underlie the PPM Securities Class B Warrants; 28,000 shares of Common Stock that underlie the PPM Securities Class C Warrants (all of the above collectively the "Merger Shares") to be available for a proposed merger with Flex Financial Group, Inc., a Texas corporation; and 2,000,000 shares of its Common Stock (the "Shelf Shares") to be used for possible acquisitions of companies or assets constituting a business; and,

          (2) the preparation and filing of a Form SB-2 Registration Statement under the Securities Act of 1933, to be filed by Flex Acquisitions Corporation for the purpose of registering up to 100,000 units ("Units") consisting of 100,000 shares of common stock, par value $.001 per share ("Common Stock"), 200,000 Class B warrants ("Class B Warrants") and 200,000 Class C warrants ("Class C Warrants"), and 400,000 shares of Common Stock that underlie the Class B and Class C Warrants (all of the above collectively the "Public Offering Securities"); and of registering a secondary distribution by American NorTel Communications, Inc. ("American NorTel"), a Wyoming corporation, of 20,000 shares of Common Stock of the Company presently owned by American NorTel to its shareholders (the "Spinoff Shares"),

I have acted as counsel to Flex Acquisitions Corporation (the "Company") in the organization of the Company and the preparation of the SB-2 and S-4 Registration Statements. I advise you that I am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of documents, corporate records, or other instruments relating to the incorporation of the Company, the authorization and the issuance of the Public Offering Securities, the Merger Shares, the Spinoff Shares, and the Shelf Shares, including the following:

     (a)          Certificate  of  Incorporation  of  the  Company;

     (b)          By-laws  of  the  Company;

     (c) Corporate proceedings and filings reflected in the minutes of the Company as certified to by the secretary of the Company;

     (d) Specimen certificates representing the Public Offering Securities, the Merger Shares, the Spinoff Shares, and the Shelf Shares; and

     (e) The SB-2 and S-4 Registration Statements relating to the Public Offering Securities, the Merger Shares, the Spinoff Shares, and the Shelf Shares and to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Based  solely  on  the  foregoing,  I  am  of  the  opinion  that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

     (2) The Company has corporate power to conduct the business now being conducted and is duly authorized and in good standing to do business in the jurisdiction in which its ownership of property or the conduct of its business legally requires that authorization.

     (3) The Company has an authorized capitalization as set forth in the Registration Statements, and the Public Offering Securities, the Merger
Shares, the Spinoff Shares, and the Shelf Shares conform to the statements concerning them in the Registration Statements.

     (4) The issuance of the Public Offering Securities, the Merger Shares, the Spinoff Shares, and the Shelf Shares have been validly authorized. The Public Offering Securities and the Merger Shares, when issued, will be, and the Spinoff Shares are, legally issued, fully paid and non-assessable.

     (5) No consent, approval, authorization, or other order of any regulatory authority or third party is legally required for the valid issuance of the Merger Shares other than the order making effective the registration of the Merger Shares, which order must be issued by the Securities and Exchange Commission, and no consent, approval, authorization, or other order of any regulatory authority or third party if legally required for the valid distribution of the Spinoff Shares other than the order making effective the registration or the Spinoff Shares, which order must be issued by the Securities and Exchange Commission, and other than similar action to be taken by the state securities regulatory agencies of the various states with respect to the distribution of Spinoff Shares in such states.

     (6) The Agreement of Merger between the Company and Flex Financial Group, Inc. has been duly authorized by all necessary corporate action of the Company and of Flex Financial Group, Inc. and is a valid and binding agreement on the part of the Company and of Flex Financial Group, Inc., subject, however, to the approval of their shareholders.

     (7) The consummation of the transactions contemplated in the Registration Statements will not result in a breach of any of the terms and provisions of, or constitute a default under, any notes, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company to its knowledge is now a party, or the Certificate of Incorporation of the Company.

     (8) I do not know, and you have advised me that you do not know, of any legal or governmental proceeding pending or threatened to which the Company is a party, or of which the property of the Company is the subject, of a character required to be disclosed in the Registration Statements that is not disclosed and properly described in this document; and you and I do not know of any contracts of a character to be disclosed in the Registration Statement that are not disclosed, filed and properly summarized in such document.
          (9) The Registration Statements and any further amendments and supplements to these documents made by the Company prior to the effective date of the Merger described in the Form S-4 Registration Statement comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the applicable rules and regulations of the Securities and Exchange Commission. I have no reason to believe that the Registration Statements contain an untrue statement of a material fact or omit to state any material fact required to be stated in these documents or necessary to make the statements in them not misleading.


Very  truly  yours,

/S/  M.  Stephen  Roberts
-------------------------
     M.  Stephen  Roberts